UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 6700 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On May 30, 2012, the board of directors of Halcón Resources Corporation (the “Company”) appointed David S. Elkouri to the office of Executive Vice President – General Counsel. The Company will provide Mr. Elkouri with an annual base salary of $325,000.

Prior to joining the Company, Mr. Elkouri, 58, served as Executive Vice President—General Counsel and Secretary of Petrohawk Energy Corporation from August 1, 2007 until its sale in 2011. Mr. Elkouri also served as Chief Ethics Officer and Insider Trading Compliance Officer for Petrohawk. Mr. Elkouri served as lead outside counsel for Petrohawk from 2004 through July 2007. Prior to that time, Mr. Elkouri served as lead outside counsel for 3TEC Energy Corporation from its inception in 1999 until it was acquired in 2003 and for Hugoton Energy Corporation from its inception in 1994 until it was acquired in 1998. Mr. Elkouri is a co-founder of Hinkle Law Firm L.L.C. where he practiced for 20 years prior to joining Petrohawk. Mr. Elkouri is a graduate of the University of Kansas School of Law where he served as a Research Editor of the Kansas Law Review.

Employment Agreements

On June 1, 2012, the Company entered into employment agreements (the “Employment Agreements”) with the following officers of the Company (collectively, the “Officers”):

Floyd C. Wilson	Chief Executive Officer
Stephen W. Herod	President
Mark J. Mize	Executive Vice President—Chief Financial Officer and Treasurer
David S. Elkouri	Executive Vice President—General Counsel
Joseph S. Rinando, III	Vice President—Chief Accounting Officer

The Employment Agreements were executed based upon a form employment agreement approved by the Compensation Committee of the Board (the “Compensation Committee”) after consulting with Longnecker & Associates, an independent compensation consultant.

The Employment Agreements are for an initial term ending December 31, 2013 and automatically extend for an additional one year period every year thereafter unless either party gives written notice that the automatic extension will not occur. However, the Employment Agreement entered into with Mr. Wilson provides for an initial term of two years and may be renewed for an additional two-year period upon the express written notice of the Company.

Under the terms of the Employment Agreements, each Officer will receive an annual base salary in the amount set forth below, subject to any increase the Compensation Committee may deem appropriate from time to time.

Floyd C. Wilson	$600,000
Stephen W. Herod	$400,000
Mark J. Mize	$350,000
David S. Elkouri	$325,000
Joseph S. Rinando, III	$260,000

In addition, the Officers will be eligible to receive one or more annual cash bonuses and grants of stock options, restricted stock or other equity-related awards from the Company’s various equity compensation plans, as determined by the Compensation Committee.

If the Company terminates an Officer due to the Officer’s death or inability to perform, the Employment Agreements provide for payment to the Officer of any unpaid portion of the Officer’s base salary and benefits accrued through the date of death or inability to perform and, at the discretion of the Compensation Committee, a bonus.

If the Company terminates an Officer’s Employment Agreement for “cause” or if an Officer terminates his or her Employment Agreement without “good reason” (as such terms are defined in the Employment Agreement), the Officer will not be entitled to a severance payment or any other termination benefits. However, the Company will pay the Officer any unpaid portion of the Officer’s base salary and benefits accrued through the date of such termination.

Upon a termination of an Officer’s Employment Agreement by the Company without cause or by the Officer for good reason, the Officer will be entitled to (i) any unpaid portion of the Officer’s base salary and benefits accrued through the date of termination, and (ii) the pro rated amount of the Officer’s target bonus for the year in which the date of termination occurs or such greater amount as determined by the Compensation Committee. In addition, all stock options and other incentive awards held by the Officer will become fully vested and immediately exercisable and all restrictions on any restricted stock held by the Officer will be removed.

The Officer will also be entitled to a lump sum severance payment equal to the sum of the following: (i) an amount equal to the Officer’s base salary in effect as of the date of termination, plus (ii) an amount equal to the greater of (A) the bonus payable to the Officer for the year in which the date of termination occurs or (B) the bonus paid to the Officer for the year immediately preceding the year in which the date of termination occurs. The Officer will also be entitled to receive a reimbursement of up to 12 months of Consolidated Omnibus Reconciliation Act, or COBRA, premiums, if the Officer timely elects and remains eligible for COBRA.

However, if such termination occurs within a two year period following a “change in control” (as such term is defined in the Employment Agreement), then the officer will be entitled to a severance payment calculated as a multiple (the “Severance Multiplier”) of the respective Officer’s base salary and bonus. The Severance Multiplier for each Officer is set forth below:

Floyd C. Wilson	3.0
Stephen W. Herod	2.5
Mark J. Mize	2.5
David S. Elkouri	2.5
Joseph S. Rinando, III	2.0

The Officer’s severance payment will be the Severance Multiplier multiplied by the sum of (i) an amount equal to the greater of (A) the Officer’s base salary in effect as of the date of termination or (B) the Officer’s base salary in effect immediately prior to the change in control, plus (ii) an amount equal to the greater of (A) the bonus payable to the Officer for the year in which the date of termination occurs, (B) the bonus paid to the Officer for the year immediately preceding the year in which the date of termination occurs, or (C) the bonus paid to the Officer for the year immediately preceding the year in which the change in control occurs. The Officer will also be entitled to receive a reimbursement of up to 18 months of COBRA premiums if the Officer timely elects and remains eligible for COBRA.

The Employment Agreements also contain customary confidentiality, non-competition and non-solicitation provisions. Under the non-compete provisions, during the term of his or her Employment Agreement, the Officer is prohibited from, directly or indirectly, engaging in or becoming interested financially in, as a principal, employee, partner, contractor, shareholder, agent, manager, owner, advisor, lender, guarantor, officer or director, any business that is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and/or related products, subject to certain exceptions for passive investments as more fully set forth in the Employment Agreements.

Additionally, the non-solicitation provisions of the Employment Agreements prohibit the Officer from soliciting for employment any employee of the Company or any person who was an employee of the Company in the 90-day period before such solicitation. This prohibition applies during the Officer’s employment with the Company and for six months following the termination of the Officer’s employment and extends to offers of employment for his own account or benefit or for the account or benefit of any other person, firm or entity, directly or indirectly.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the full text of the Employment Agreements, copies of which are attached as Exhibits 10.1 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 8.01 Other Events.

On May 30, 2012, the board of directors of the Company ratified the appointment of the following persons to the offices of the Company set forth beside their respective names:

Name	Office
Mary Ellen Brook	Vice President – Land
David W. Tippett	Vice President – Chief Information Officer
Jon C. Wright	Vice President – Operations

Information concerning the newly appointed officers is set forth below.

Mary Ellen Brook, 43, served as Land Manager at The Yuma Companies, Inc. from 2006 to 2011. From 2005 to 2006, she served as Senior Landman for Petrohawk Energy Corporation. Ms. Brook was employed by Mission Resources from 2000 to 2005 as a Senior Landman. She also worked as a Contract Landman for Cinco Energy Land Services from 1997 to 2000. Ms. Brook began her career in 1990 as an independent Landman in Louisiana working for the law firm of Broadhurst, Brook, Mangham and Hardy. Ms. Brook holds a Bachelor of Science degree from Louisiana State University, and she is a member of the American Association of Professional Landmen and the Houston Association of Professional Landmen.

David W. Tippett, 48, served as Sr. Manager – Systems Program at LINN Energy from 2008 to 2011. Prior to joining LINN, he served as Sr. Manager, Oil & Gas Practice at BearingPoint Consulting in 2008. From 2006 to 2007, Mr. Tippett served as E&P VP & Business Unit CIO, Information Technology at El Paso Exploration & Production. He served as Sr. Manager, Information and Technology and Manager, eBusiness at Burlington Resources, Inc. from 2001 to 2006. Prior to that, Mr. Tippett served in various Information Technology leadership roles from 1991 to 2001. Mr. Tippett holds a Bachelor of Science in Information Systems from the University of Phoenix.

Jon C. Wright, 43, served as W. Rockies Operations Manager at Newfield Exploration from 2009 to 2012. Mr. Wright also served as Lead, Production for W. Oklahoma and Lead, Drilling for Woodford Shale from 2005 to 2009. Prior to that, Mr. Wright was a Sr. Drilling Engineer at BP from 2004 to 2005. He also served as Drilling Engineer from 2001 to 2004. From 1997 to 2001, he held various drilling positions for CONOCO. Mr. Wright graduated from Texas A&M University with a Bachelor of Science degree in Petroleum Engineering and went on to earn his Master of Business Administration degree from Rice University.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement between Floyd C. Wilson and Halcón Resources Corporation, dated June 1, 2012.

10.2	Employment Agreement between Stephen W. Herod and Halcón Resources Corporation, dated June 1, 2012.

10.3	Employment Agreement between Mark J. Mize and Halcón Resources Corporation, dated June 1, 2012.

10.4	Employment Agreement between David S. Elkouri and Halcón Resources Corporation, dated June 1, 2012.

10.5	Employment Agreement between Joseph S. Rinando, III and Halcón Resources Corporation, dated June 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

June 5, 2012	By:	/s/ Mark J. Mize

	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer